PROSPECTUS SUPPLEMENT NO. 2 (to prospectus dated December 8, 2021)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-260338

2,000,000 Units consisting of

2,000,000 Ordinary Shares

and Warrants to purchase

up to 2,000,000 Ordinary Shares

This prospectus supplement updates, amends and supplements the prospectus dated December 8, 2021 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form F-1 (Registration No. 333-260338). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Reports on Form 6-K filed with the Securities and Exchange Commission on June 1, 2022, June 22, 2022, June 27, 2022, June 29, 2022, June 30, 2022, July 1, 2022 and July 13, 2022, which are set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our ordinary shares and warrants are listed on the Nasdaq Stock Market LLC under the trading symbols “NRSN” and “NRSNW,” respectively. On July 27, 2022, the closing prices for our ordinary shares and warrants on the Nasdaq Stock Market LLC were $1.99 per ordinary share and $0.2735 per warrant.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of the Prospectus and other risk factors contained in the documents incorporated by reference therein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission, the Israeli Securities Authority nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 28, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

Report of Foreign Private Issuer Pursuant to Rule 13a-16 or 15d-16

Under the Securities Exchange Act of 1934

For the Month of June 2022

Commission File Number: 001-41084

NeuroSense Therapeutics Ltd.

(Translation of registrant’s name into English)

11 HaMenofim Street, Building B
Herzliya 4672562 Israel
+972-9-799-6183
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F ☒     Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

On June 1, 2022, NeuroSense Therapeutics Ltd. issued a press release announcing the enrollment of the first patient in its Phase IIb ALS trial for its combination therapy PrimeC. A copy of the press release is filed herewith as Exhibit 99.1.

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated June 1, 2022

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NeuroSense Therapeutics Ltd.

Date: June 1, 2022	By:	/s/ Alon Ben-Noon
Alon Ben-Noon
Chief Executive Officer

2

Exhibit 99.1

NeuroSense Enrolls First Patient in Phase IIb ALS Trial for its Combination Therapy PrimeC

●	Phase IIa study successfully met safety and efficacy endpoints including reducing functional and respiratory deterioration and statistically significant changes in ALS-related biomarkers

●	PrimeC has Orphan Drug Designation with the FDA and EMA

CAMBRIDGE, Mass., June 1st, 2022 -- NeuroSense Therapeutics Ltd. (Nasdaq: NRSN) (“NeuroSense”), a company developing treatments for severe neurodegenerative diseases, today announced it has enrolled the first patient in its Phase IIb PARADIGM trial for its lead drug candidate PrimeC for the treatment of amyotrophic lateral sclerosis (ALS). PARADIGM will enroll 69 people living with ALS in Israel, Italy, and the U.S. The double blind, placebo controlled, multicenter trial will randomize participants at a 2:1 ratio to receive PrimeC or placebo, respectively. Clinical trial endpoints include assessment of ALS-biomarkers, evaluation of clinical efficacy, and improvement in quality of life to demonstrate an attenuation in disease progression. NeuroSense expects to complete enrollment by the end of 2022 and to report top-line results in Q2 2023.

NeuroSense enrolls first patient in PARADIGM, a Phase IIb trial for ALS with their novel combination therapy, PrimeC

PrimeC is a novel, patented formulation consisting of specific doses of two FDA-approved drugs, ciprofloxacin and celecoxib, designed to work synergistically on multiple targets by regulating microRNA synthesis, modulating iron accumulation, and reducing neuroinflammation. The Phase IIb study is designed to utilize an optimized dose and improved formulation which aims to maximize the synergistic effect between the compounds in the combination drug, relative to the formulation used in the prior Phase IIa study.

“As PrimeC enters this advanced stage trial, we are hopeful that our enhanced formulation will further improve on the promising results we observed from our combination therapy in our Phase IIa ALS study,” stated NeuroSense’s CEO, Alon Ben-Noon. “In this well-designed, patient-centric study, we are working in collaboration with cutting-edge technology partners on an extensive panel of biomarkers to elucidate PrimeC’s mechanism of action, as we believe this could enable patient stratification and increase likelihood of success in a pivotal trail. Targeting multiple pathological pathways in ALS, synergistically, is a paradigm shift in ALS therapy”.

About PrimeC

PrimeC, NeuroSense’s lead drug candidate is a combination therapy that was granted Orphan Drug Designation by the U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA). NeuroSense completed a Phase IIa clinical study which successfully met its safety and efficacy endpoints including reducing functional and respiratory deterioration and statistically significant changes in ALS-related biological markers indicating PrimeC’s biological activity. Through a collaboration with Massachusetts General Hospital in Boston on novel Neuron-Derived Exosomes (NDEs), NeuroSense is working to further determine the biological changes in ALS-related pathologies and the effect of PrimeC on relevant targets. Results from this study are expected Q2 2022.

About ALS

Amyotrophic lateral sclerosis (ALS) is an incurable neurodegenerative disease that causes complete paralysis and death within 2-5 years from diagnosis. Every year, more than 5,000 patients are diagnosed with ALS in the U.S. alone, with an annual disease burden of $1 billion. The number of patients with ALS is expected to grow 24% by 2040 in the U.S. and EU.

About NeuroSense

NeuroSense Therapeutics, Ltd. is a clinical-stage biotechnology company focused on discovering and developing treatments for patients suffering from debilitating neurodegenerative diseases. NeuroSense believes that these diseases, which include amyotrophic lateral sclerosis (ALS), Alzheimer’s disease and Parkinson’s disease, among others, represent one of the most significant unmet medical needs of our time, with limited effective therapeutic options available for patients to date. Due to the complexity of neurodegenerative diseases and based on strong scientific research on a large panel of related biomarkers, NeuroSense’s strategy is to develop combined therapies targeting multiple pathways associated with these diseases.

For additional information, we invite you to visit our website and follow us on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on NeuroSense Therapeutics’ current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and include statements regarding patent applications; the company’s PrimeC development program; the potential for PrimeC to safely and effectively target ALS; preclinical and clinical data for PrimeC; the timing of enrolment, completion and reporting of results from current and future clinical trials; the nature, strategy and focus of the company and further updates with respect thereto; and the development and commercial potential of any product candidates of the company. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements contained in this announcement are made as of this date, and NeuroSense Therapeutics Ltd. undertakes no duty to update such information except as required under applicable law.

For further information: Email: info@neurosense-tx.com, Tel: +972 (0)9 799 6183

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

Report of Foreign Private Issuer Pursuant to Rule 13a-16 or 15d-16

Under the Securities Exchange Act of 1934

For the Month of June 2022

Commission File Number: 001-41084

NeuroSense Therapeutics Ltd.

(Translation of registrant’s name into English)

11 HaMenofim Street, Building B
Herzliya 4672562 Israel
+972-9-9531142
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F ☒     Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

Annual Meeting of Shareholders

On June 21, 2022, NeuroSense Therapeutics Ltd. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”). At the Meeting, all proposed resolutions, as further detailed in the Company’s Notice and Proxy Statement furnished on Form 6-K to the Securities and Exchange Commission on May 19, 2022, were approved by shareholders.

This Report on Form 6-K is hereby incorporated by reference into the Company's Registration Statement Form S-8 (Registration No. 333-262480).

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NeuroSense Therapeutics Ltd.

Date: June 22, 2022	By:	/s/ Alon Ben-Noon
Alon Ben-Noon
Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

Report of Foreign Private Issuer Pursuant to Rule 13a-16 or 15d-16

Under the Securities Exchange Act of 1934

For the Month of June 2022

Commission File Number: 001-41084

NeuroSense Therapeutics Ltd.

(Translation of registrant’s name into English)

11 HaMenofim Street, Building B
Herzliya 4672562 Israel
+972-9-799-6183
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F ☒     Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

On June 27, 2022, NeuroSense Therapeutics Ltd. issued a press release announcing results from Stage III of its biomarker study conducted in collaboration with Massachusetts General Hospital to evaluate PrimeC. A copy of the press release is filed herewith as Exhibit 99.1.

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated June 27, 2022

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NeuroSense Therapeutics Ltd.

Date: June 27, 2022	By:	/s/ Alon Ben-Noon
Alon Ben-Noon
Chief Executive Officer

2

Exhibit 99.1

NeuroSense Reports Positive Results from Stage III ALS Biomarker Study

●	Preliminary results show levels of disease-related biomarkers remain unchanged in people living with ALS who are treated with standard of care, in contrast to the statistically significant decline in these biomarkers in patients treated in NeuroSense’s Phase IIa study with PrimeC

●	New biomarker data in people with ALS validates NeuroSense’s clinical strategy

Dr. Shiran Zimri, Head of Scientific Programs at NeuroSense Therapeutics

CAMBRIDGE, Mass., June 27, 2022 -- NeuroSense Therapeutics Ltd. (Nasdaq: NRSN) (“NeuroSense”), a company developing treatments for severe neurodegenerative diseases, today announced results from Stage III of its biomarker study conducted in collaboration with Massachusetts General Hospital (MGH) to evaluate PrimeC, NeuroSense’s lead combination drug candidate for the treatment of amyotrophic lateral sclerosis (ALS). PrimeC is currently being evaluated in NeuroSense’s Phase IIb PARADIGM study following the successful conclusion of its Phase IIa study which met its primary endpoints.

The purpose of the initial ALS biomarker study (Stage I) was to characterize the baseline phenomena observed in people living with ALS. The study identified novel ALS biomarkers that are indicative of PrimeC’s mechanism of action (MOA), via an analysis comparing blood samples obtained from healthy people and from people living with ALS. TDP-43 accumulation and neuroinflammation via prostagladin2 were amongst the disease-modifying targets characterized, along with miRNA dysregulation, iron accumulation, lysosomal dysfunction, and impaired autophagy.

Stage II investigated the therapeutic effect of PrimeC. In NeuroSense’s Phase IIa study blood samples were analyzed to determine the longitudinal effect of PrimeC on the biomarkers identified in Stage I. Following 12 months of administration with PrimeC, statistically significant changes in key ALS-related biomarkers were observed in study participants. Furthermore, the study established a correlation between the clinically meaningful outcomes detected and modulations in those biomarkers.

The Stage III natural history study analyzed blood samples from people living with ALS, treated with standard of care. Preliminary results show that levels of disease-related biomarkers remain steady and unchanged in people living with ALS, in contrast to the statistically significant decline portrayed in these biomarkers when PrimeC was administered in addition to the standard of care. Stage III results further confirmed PrimeC’s MOA, and expanded insight into ALS-related biomarkers and their correlation to the progression of ALS symptoms.

“These results are encouraging, especially in that they validate NeuroSense’s clinical strategy. The biomarker study, along with the data we collect from our Phase IIb study, will inform the optimization of a pivotal Phase III study of PrimeC in ALS,” stated NeuroSense’s CEO, Alon Ben-Noon. “NeuroSense is honored to collaborate with the world-class MGH team on this critical study.”

“NeuroSense remains at the forefront of biomarker research with the inclusion of a comprehensive portfolio of biomarkers in our Phase IIb study. This is essential in exploring mechanistic associations in ALS,” stated Shiran Zimri, Head of Scientific Programs at NeuroSense. “The use of neuronal derived exosomes (NDE), a cutting-edge technology, allows one to observe key alterations in biomarkers found in the central nervous system. We look forward to sharing more detailed results at the upcoming World Orphan Drug Congress in Boston, Massachusetts on July 11-13th.”

About PrimeC

PrimeC, NeuroSense’s lead drug candidate is a combination therapy that was granted Orphan Drug Designation by the U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA). NeuroSense completed a Phase IIa clinical study which successfully met its safety and efficacy endpoints including reducing functional and respiratory deterioration and statistically significant changes in ALS-related biological markers indicating PrimeC’s biological activity. Through a collaboration with Massachusetts General Hospital in Boston on novel Neuron-Derived Exosomes (NDEs), NeuroSense is working to further analyze the results and correlations to the clinical data, to determine the biological changes in ALS-related pathologies and the magnitude of the effect of PrimeC on relevant targets..

About ALS

Amyotrophic lateral sclerosis (ALS) is an incurable neurodegenerative disease that causes complete paralysis and death within 2-5 years from diagnosis. Every year, more than 5,000 patients are diagnosed with ALS in the U.S. alone, with an annual disease burden of $1 billion. The number of patients with ALS is expected to grow 24% by 2040 in the U.S. and EU.

About NeuroSense

NeuroSense Therapeutics, Ltd. is a clinical-stage biotechnology company focused on discovering and developing treatments for patients suffering from debilitating neurodegenerative diseases. NeuroSense believes that these diseases, which include amyotrophic lateral sclerosis (ALS), Alzheimer’s disease and Parkinson’s disease, among others, represent one of the most significant unmet medical needs of our time, with limited effective therapeutic options available for patients to date. Due to the complexity of neurodegenerative diseases and based on strong scientific research on a large panel of related biomarkers, NeuroSense’s strategy is to develop combined therapies targeting multiple pathways associated with these diseases.

For additional information, we invite you to visit our website and follow us on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on NeuroSense Therapeutics’ current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and include statements regarding the company’s PrimeC development program; the potential for PrimeC to safely and effectively target ALS; preclinical and clinical data for PrimeC; the timing of current and future clinical trials; the nature, strategy and focus of the company and further updates with respect thereto; and the development and commercial potential of any product candidates of the company. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements contained in this announcement are made as of this date, and NeuroSense Therapeutics Ltd. undertakes no duty to update such information except as required under applicable law.

For further information: Email: info@neurosense-tx.com, Tel: +972 (0)9 799 6183

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

Report of Foreign Private Issuer Pursuant to Rule 13a-16 or 15d-16

Under the Securities Exchange Act of 1934

For the Month of June 2022

Commission File Number: 001-41084

NeuroSense Therapeutics Ltd.

(Translation of registrant’s name into English)

11 HaMenofim Street, Building B
Herzliya 4672562 Israel
+972-9-799-6183
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F ☒     Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

NeuroSense Therapeutics reports completion of the "in-life" phase of its 90-day GLP Toxicology study successfully. All animals appeared normal, with no significant findings observed. In this study the components of PrimeC, celecoxib and ciprofloxacin, were administered to rodents at doses 4x the maximal clinical dose. The company will present the data obtained in this study to the FDA as part of PrimeC's drug development plan.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NeuroSense Therapeutics Ltd.

Date: June 29, 2022	By:	/s/ Alon Ben-Noon
Alon Ben-Noon
Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

Report of Foreign Private Issuer Pursuant to Rule 13a-16 or 15d-16

Under the Securities Exchange Act of 1934

For the Month of June 2022

Commission File Number: 001-41084

NeuroSense Therapeutics Ltd.

(Translation of registrant’s name into English)

11 HaMenofim Street, Building B
Herzliya 4672562 Israel
+972-9-799-6183
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F ☒     Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

On June 30, 2022, NeuroSense Therapeutics Ltd. (the “Company”) issued a press release announcing positive preliminary results from a biomarker study conducted to evaluate the potential of CogniC, the Company’s combination drug for the treatment of Alzheimer's disease. A copy of the press release is filed herewith as Exhibit 99.1.

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated June 30, 2022

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NeuroSense Therapeutics Ltd.

Date: June 30, 2022	By:	/s/ Alon Ben-Noon
Alon Ben-Noon
Chief Executive Officer

2

Exhibit 99.1

NeuroSense Therapeutics Reports Positive Preliminary Results from Novel Alzheimer’s Biomarker Study

●	Biomarkers show the potential of NeuroSense’s combination drug CogniC to treat Alzheimer’s disease

●	CogniC is expected to advance into clinical trials in 2023

CAMBRIDGE, Mass., June 30, 2022 /PRNewswire/ -- NeuroSense Therapeutics Ltd. (NASDAQ: NRSN) (“NeuroSense”), a company developing treatments for severe neurodegenerative diseases, today announced results from a biomarker study conducted to evaluate the potential of CogniC, NeuroSense’s combination drug for the treatment of Alzheimer’s disease (AD).

NeuroSense’s biomarker study identified several biomarkers associated with AD, which indicate CogniC’s mechanism of action may be effective in targeting the pathways involved in the disease, such as miRNA dysregulation, lysosomal dysfunction, and impaired autophagy. Additionally, hallmarks of AD were detected, such as increased levels of amyloid-β (Aβ) and intracellular aggregates of tau protein among the panel of biomarkers evaluated.

Preliminary results revealed high levels of TDP-43 in people who suffer from AD, when compared to the healthy control group. These findings provide additional support for TDP-43 pathology as an integral part of AD, reinforcing the growing body of evidence in AD research regarding the role of TDP-43 in neurodegenerative pathologies. TDP-43 has been found in up to 57% of AD cases and aggregates of TDP-43 have been shown to be cytotoxic both in vitro and in vivo.[1] NeuroSense’s platform combination therapy technology, the basis of CogniC, has already shown to impact TDP-43 in a Phase IIa clinical trial biomarker study in another neurodegenerative disease, amyotrophic lateral sclerosis (ALS).

“Having identified these promising biomarkers, which have the potential to be modulated by CogniC, we are now preparing to carry out a clinical proof-of-concept study in conjunction with a leading AD clinic. The study is expected to commence in 2023,” stated NeuroSense CEO, Alon Ben-Noon.

NeuroSense is conducting its AD biomarker study via utilization of Neuron-Derived Exosomes (NDE), a cutting-edge technology which allows one to observe key alterations in biomarkers found in the central nervous system in a non-invasive manner via collection of blood samples. Following further analysis, NeuroSense expects to share more detailed results on additional novel biomarkers that were evaluated in this study through scientific conferences and peer-reviewed publications.

About TDP-43

Transactive response DNA binding protein of 43 kDa (TDP-43) is involved in regulation of gene expression. AD patients with TDP-43 pathology have increased severity of cognitive impairment compared to those without TDP-43 pathology. Additionally, the strongest genetic risk factor for AD, apolipoprotein E4 (APOE4), is associated with increased frequency of TDP-43 pathology.[1]

[1] Meneses, A., Koga, S., O’Leary, J. et al. TDP-43 Pathology in Alzheimer’s Disease. Mol Neurodegeneration 16, 84 (2021). https://doi.org/10.1186/s13024-021-00503-x

About Alzheimer’s Disease

Alzheimer’s disease (AD) is a brain disorder that slowly destroys memory and thinking skills. AD is the most common cause of dementia, a general term for memory loss and other cognitive abilities serious enough to interfere with daily life. Alzheimer’s disease accounts for 60-80% of dementia cases. The global AD treatment market is expected to grow to $5 billion in 2022.

About CogniC

CogniC is a combination drug for the treatment of Alzheimer’s disease and is based on NeuroSense’s combination platform technology. The lead drug candidate in that platform is PrimeC, which is currently being evaluated in a Phase IIb study for the treatment of amyotrophic lateral sclerosis (ALS).

About NeuroSense

NeuroSense Therapeutics, Ltd. is a clinical-stage biotechnology company focused on discovering and developing treatments for patients suffering from debilitating neurodegenerative diseases. NeuroSense believes that these diseases, which include amyotrophic lateral sclerosis (ALS), Alzheimer’s disease and Parkinson’s disease, among others, represent one of the most significant unmet medical needs of our time, with limited effective therapeutic options available for patients to date. Due to the complexity of neurodegenerative diseases and based on strong scientific research on a large panel of related biomarkers, NeuroSense’s strategy is to develop combined therapies targeting multiple pathways associated with these diseases.

For additional information, we invite you to visit our website and follow us on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on NeuroSense Therapeutics’ current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and include statements regarding the company’s CogniC development program; the potential for CogniC to safely and effectively target AD; preclinical and clinical data for CogniC; the timing of current and future clinical trials; the nature, strategy and focus of the company and further updates with respect thereto; and the development and commercial potential of any product candidates of the company. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements contained in this announcement are made as of this date, and NeuroSense Therapeutics Ltd. undertakes no duty to update such information except as required under applicable law.

For further information: Email: info@neurosense-tx.com, Tel: +972 (0)9 799 6183

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

Report of Foreign Private Issuer Pursuant to Rule 13a-16 or 15d-16

Under the Securities Exchange Act of 1934

For the Month of July 2022

Commission File Number: 001-41084

NeuroSense Therapeutics Ltd.

(Translation of registrant’s name into English)

11 HaMenofim Street, Building B
Herzliya 4672562 Israel
+972-9-799-6183
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F ☒     Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

NeuroSense Therapeutics Ltd. reports successful completion of its Phase I pharmacokinetic study, designed to evaluate the comparative bioavailability of PrimeC to co-administered ciprofloxacin tablets and celecoxib capsules, and to evaluate the effect of food on the bioavailability of PrimeC. The open-label, randomized, single-dose, three-treatment, three-period crossover study was carried out in 12 healthy volunteers in the USA, under an FDA-cleared IND protocol. Based on preliminary results, the pharmacokinetic profile of PrimeC supports the formulation’s extended release properties, as the active components are released simultaneously.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NeuroSense Therapeutics Ltd.

Date: July 1, 2022	By:	/s/ Alon Ben-Noon
Alon Ben-Noon
Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

Report of Foreign Private Issuer Pursuant to Rule 13a-16 or 15d-16

Under the Securities Exchange Act of 1934

For the Month of July 2022

Commission File Number: 001-41084

NeuroSense Therapeutics Ltd.

(Translation of registrant’s name into English)

11 HaMenofim Street, Building B
Herzliya 4672562 Israel
+972-9-799-6183
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F ☒     Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

On July 13, 2022, NeuroSense Therapeutics Ltd. (the “Company”), will present results from the Stage III ALS biomarker study (the “Study”) at the World Orphan Drug Congress in Boston, MA, in continuation to the positive results reported on June 27, 2022.

The Study analyzed blood samples from people living with ALS, treated with standard of care. PrimeC, the Company’s lead combination drug candidate for the treatment of ALS, was shown to induce alterations in key ALS biomarkers. Specifically, levels of disease-related biomarkers, TDP-43 and PgJ2, were evaluated over 12 months. TDP-43 and PgJ2 remained steady and unchanged in matched patients, not treated with PrimeC, in contrast to the statistically significant attenuation portrayed in these biomarkers during the NST002 Phase IIa study, when PrimeC was administered.

These results further confirm PrimeC’s mechanism of action, as they expand insight into ALS-related biomarkers and their correlation to the progression of disease symptoms.

A slide of the biomarker study results is filed herewith as Exhibit 99.1.

Exhibit Index

Exhibit No.	Description

99.1	PrimeC Biomarker Study Results

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NeuroSense Therapeutics Ltd.

Date: July 13, 2022	By:	/s/ Alon Ben-Noon
Alon Ben-Noon
Chief Executive Officer

2

Exhibit 99.1

PrimeC Significantly Alters Key ALS Biomarkers Neuroinflammation TDP - 43 Accumulation Treated: Patients from NRSN Phase I Ia clinical trial who received PrimeC Non - treated: Matched patients on standard of care